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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                              --------------------

                                ALBERTSON'S, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                     82-0184434
  (State or other jurisdiction              (I.R.S. Employer Identification No.)
of incorporation or organization)

                            250 PARKCENTER BOULEVARD
                                   P.O. BOX 20
                               BOISE, IDAHO 83726
                            TELEPHONE: (208) 395-6200
           (Address of Principal Executive Offices Including Zip Code)

                              --------------------

If this form relates to the             If this form relates to the registration
registration of a class of              of a class of securities pursuant to
securities pursuant to Section          Section 12(g) of the Exchange Act and
12(b) of the Exchange Act and           is effective pursuant to General
is effective pursuant to                Instruction A.(d), check
General Instruction A.(c),              the following box. |_|
check the following box. |X|

                              --------------------

 Securities Act registration statement file number to which this form relates:
                                   333-113995

        Securities to be registered pursuant to Section 12(b) of the Act:

       Title of each class                  Name of each exchange on which
      to be so registered:                 each class is to be registered:
    ------------------------             ----------------------------------
         Corporate Units                       New York Stock Exchange



     Securities to be registered pursuant to Section 12(g) of the Act: None


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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The class of securities to be registered hereby is Corporate Units of Albertson's, Inc., a Delaware Corporation (the "Company").

     For a description of the Corporate Units, reference is made to the Registration Statement on Form S-3 of the Company (Registration Number 333-113995) filed with the Securities and Exchange Commission (the "Commission") on March 29, 2004, as amended by Amendment No. 1 to Registration Statement on Form S-3 filed with the Commission on April 28, 2004 (the "Registration Statement"), which description is hereby incorporated herein by reference. A definitive copy of the prospectus describing the Corporate Units will be filed pursuant to Rule 424(b) under the Securities Act of 1993 and shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.

ITEM 2. EXHIBITS.

EXHIBIT
NUMBER        DESCRIPTION OF DOCUMENT
-------       -----------------------

4.1 Restated Certificate of Incorporation (as amended) is incorporated herein by reference to Exhibit 3.1 of Form 10-Q for the quarter ended April 30, 1998 (Commission File No. 1-06187).

4.1.1 Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock is incorporated herein by reference to Exhibit 3.1.1 of Form 10-K for the year ended January 30, 1997 (Commission File No. 1-06187).

4.1.2 Amendment to Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock is incorporated herein by reference to Exhibit 3.1.2 of Form 10-K for the year ended January 28, 1999 (Commission File No. 1-06187).

4.2 By-Laws amended on March 15, 2001 and December 5, 2003 are incorporated herein by reference to Exhibit 3.2 of Form 10-K for the year ended January 29, 2004 (Commission File No. 1-06187).

4.3           Form of Corporate Unit is incorporated herein by reference to
              Exhibit 4.3 of the Registration Statement.

4.4           Form of Treasury Unit is incorporated herein by reference to
              Exhibit 4.4 of the Registration Statement.

4.5           Form of Senior Note is incorporated herein by reference to
              Exhibit 4.5 of the Registration Statement.

4.6 Form of Supplemental Indenture is incorporated herein by reference to Exhibit 4.6 of the Registration Statement.

4.7 Form of Purchase Contract Agreement is incorporated herein by reference to Exhibit 4.7 of the Registration Statement.

4.8           Form of Pledge Agreement is incorporated herein by reference to
              Exhibit 4.8 of the Registration Statement.

4.9 Form of Remarketing Agreement is incorporated herein by reference to Exhibit 4.9 of the Registration Statement.

4.10 Stockholder Rights Plan Agreement is incorporated herein by reference to Exhibit 1 of Form 8-A Registration Statement filed with the Commission on March 4, 1997 (Commission File No. 1-06187).

4.10.1 Amendment No. One to Stockholder Rights Plan Agreement (dated August 2, 1998) is incorporated herein by reference to Exhibit 4.1(b) of Amendment to Form 8-A Registration Statement filed with the Commission on August 6, 1998 (Commission File No. 1-06187).




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4.10.2        Amendment No. Two to Stockholder Rights Plan Agreement (dated
              March 16, 1999) is incorporated herein by reference to Exhibit 3 of Amendment to Form 8-A Registration Statement filed with the Commission on March 25, 1999 (Commission File No. 1-06187).

4.10.3 Amendment No. Three to Stockholder Rights Plan Agreement (dated September 26, 2003) is incorporated herein by reference to Exhibit 6 of Amendment to Form 8-A Registration Statement filed with the Commission on September 30, 2003 (Commission File No. 1-06187).

4.10.4 Agreement of Substitution and Amendment to Stockholder Rights Plan Agreement (effective February 26, 2002) is incorporated herein by reference to Exhibit 5 of Amendment to Form 8-A Registration Statement filed with the Commission on September 30, 2003 (Commission file No. 1-06187).

4.11 Indenture, dated as of May 1, 1992, between Albertson's, Inc. and U.S. Bank Trust National Association, as Trustee, as successor-in-interest to the trust business of Morgan Guaranty Trust Company of New York, is incorporated herein by reference to
              Exhibit 4.1 of Form S-3 Registration Statement 333-41793 filed with the Commission on December 9, 1997.


















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                                    Signature

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         Albertson's, Inc.



                                         By: /s/ John R. Sims
                                            ------------------------------------
                                             Name: John R. Sims
                                             Title: Executive Vice President and
                                                    General Counsel

Dated: April 28, 2004